Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement Nos. 333-05987, 333-59941, 033-62887, 033-69306, 333-123232, 333-167587, 333-167588 and 333-174015 on Form S-8 and Registration Statement No. 333-172055 on Form S-3 of our report dated April 12, 2011 relating to the financial statements of RBF Consulting as of and for the year ended December 31, 2010, appearing in this Form 8-K/A of Michael Baker Corporation.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

December 16, 2011